UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB
                                   -----------

(Mark One)

[X] Quarterly report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended June 30, 2003.

[ ] Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934 (No fee required) for the transition period from _____________
 to  _______________.



                     Primary Standard Industrial
 Oregon               Classification Code Number          22-3084979
 -----------          ---------------------------       ---------------
 (State of                       2911                   I.R.S. Employer
 Incorporation)                                       Identification No.)


                              One Main Street, #405
                               Eatontown, NJ              07724
                           ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  800-645-4033
                                 --------------
                (Issuer's Telephone Number, Including Area Code)


Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                               Yes [ ]         No [X]

The number of shares outstanding of Registrant's common stock ($0.001 par value) as of the quarter ended June 30, 2003, is 19,675,000.

                                TABLE OF CONTENTS
PART I

                                                                          Page
                                                                          ----


ITEM 1.  FINANCIAL STATEMENTS................................................

ITEM 2. BUSINESS AND PLAN OF OPERATION.......................................

ITEM 3. CONTROLS AND PROCEDURES..............................................

                                     PART II

ITEM 1.  LEGAL PROCEEDINGS...................................................

ITEM 2.  CHANGES IN SECURITIES...............................................

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES.....................................

ITEM 4.  SUBMISSION TO A VOTE OF SECURITY HOLDERS............................

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K....................................

SIGNATURES...................................................................

PART I

ITEM 1.  FINANCIAL STATEMENTS

         Unless otherwise indicated, the term "Company" refers to Technol Fuel Conditioners, Inc. and its subsidiaries and predecessors. The accompanying consolidated unaudited condensed financial statements have been prepared by management in accordance with the instructions in Form 10-QSB and, therefore, do not include all information and footnotes required by generally accepted accounting principles and should, therefore, be read in conjunction with Company's Annual Report to Shareholders on Form 10-KSB for the fiscal year ended December 31, 2002. These statements do include all the normal recurring adjustments which the Company believes is necessary and affords a fair presentation. The interim results are not necessarily indicative of the results for the full year ending December 31, 2003. Accordingly, consolidated unaudited interim financial statements, including a balance sheet for the Company as of the fiscal quarter ended June 30, 2003, and, statements of operations and statements of cash flows for the interim period up to the date of such balance sheet and the comparable period of the preceding fiscal year are attached hereto as Pages F-1 through F-4 and are incorporated herein by this reference.

ITEM 2. BUSINESS AND PLAN OF OPERATION

         Technol Fuel Conditioners, Inc., a New Jersey based corporation, was established in 1965 to manufacture, package, market and distribute unique and technologically superior lubricants, fuel improvers, surfactants and detergents to aid in the fight against environmental pollution. Today, Technol combines established product lines to achieve this goal and is equipped to present advanced lubrication, superior fuel stabilizers and detergents for today's automotive aftermarket, gas and diesel engines, equipment and heavy industrial machinery. On March 6, 2000, at a meeting of the Directors, key employees and shareholders, it was unanimously agreed to alter the company's name. The name "Technol" was trademarked with the United State Office of Patents and Trademarks in 1991 and has been owned by Technol every since. The name "OTC," representing "Oil Technology Corporation," used by the previous ownership was abbreviated and been adopted by Technol under the new ownership. It was agreed at the aforementioned meeting that the company name should indicate its product or service. As such, the company officially changed its name to "Technol Fuel Conditioners, Inc." which became effective on June 15, 2000. As the owner and manufacturer of environmentally-friendly fuel treatments and conditioners, Technol Fuel Conditioners, Inc.'s products are specifically designed to reduce emissions, and lower maintenance and fuel costs. Technol has been focused on improving fuel quality, and thereby, the performance, handling, and economics of fuel products, and to aid in regulatory compliance with the requirements of the Environmental Protection Agency (EPA), the Occupational Safety & Hazards Administration (OSHA) and the Bureau of Mines.

Capital Resources and Liquidity

         During the quarter ended June 30, 2003, the Company did not issue any shares of its common stock.

Results of Operations

         For the three month period ended June 30, 2003, the Company of ($57,233)or ($0.00) per share (basic and diluted) on revenue of $9,710. For the comparable period of 2002, the Company sustained a loss of ($27,741) or ($0.00) per share (basic and diluted) on revenue of $33,850. The Company had first quarter earnings of $98,246. The Company attributes the second quarter drop off in revenues to a reduction in its sales force and early seasonal climate changes.

ITEM 3. CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures.

Within the 90 days prior to the date of this report, the Company carried out an evaluation, under the supervision and with the participation of the Company's management, including the Company's Chief Executive and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, the Chief Executive and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective in timely alerting him to material information required to be included in the Company's periodic SEC filings relating to the Company (including its consolidated subsidiaries).

(b) Changes in Internal Controls.

There were no significant changes in the Company's internal controls or in other factors that could significantly affect these internal controls subsequent to the date of our most recent evaluation.


                                     PART II

ITEM 1.  LEGAL PROCEEDINGS

         We are not aware of any material pending legal proceeding to which we are a party or of which any of our property is the subject. We are not aware of our Company's involvement in violations of Federal, State or local statutes or ordinances with environmental protection.

ITEM 2. CHANGES IN SECURITIES

         During the quarter ended June 30, 2003, there were no changes in securities.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

         During the quarter ended June 30, 2003, there were no defaults upon senior securities.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         During the quarter ended June 30, 2003, there were no matters submitted to a vote of the Company's shareholders.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

         During the quarter ended June 30, 2003, there were no matters submitted on Form 8-K.

         Exhibit 31.1 - CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
                        18 U.S.C. SECTION 1350


         Exhibit 32.1 - CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS
                        ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this quarterly report to be signed on its behalf by the undersigned, thereunto duly authorized this 30th day of September, 2003.


TECHNOL FUEL CONDITIONERS, INC.


By: /s/  Melvin Hooper
         -----------------------
         Melvin Hooper,
         President

                                                                   EXHIBIT 32



    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Technol Fuel Conditioners, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Melvin Hooper, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


         /s/ Melvin Hooper
         ----------------------------------------------
         Melvin Hooper,
         Chief Executive Officer and Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certifications are accompanying the Company's Form 10-QSB solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-QSB or as a separate disclosure document.